UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 24, 2005
                Date of Report (Date of earliest event reported)

                       -------------------------------------

                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                  1-4141                      13-1890974
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.    Entry into a Material Definitive Agreement.

At its meeting on February 24, 2005, the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. ("A&P" or "the Company") approved the following long-term performance incentive compensation program :

The granting, subject to stockholder approval, of up to 2 million shares of performance restricted stock ("The Shares") under the 1998 Award Plan to selected associates. The Shares will be earned based on the Company achieving in Fiscal 2007 a profit after taxes, after adjusting for specific matters which the Company considers to be of a non-operating nature, with an outlook for continued, sustainable, profitability on the same basis. The Shares will vest 50% based on achievement of a net profit in Fiscal 2007 and 50% based on achievement of a net profit in Fiscal 2008. However, if the Company achieves profitability in Fiscal 2006, The Shares will be earned and vesting will commence in Fiscal 2006 in one-third annual increments, based on achievement of profitability in each year and the outlook for continued, sustainable profitability. The following grants were made, subject to stockholder approval, to Executive Officers of the Company: Christian Haub: 175,000 shares; Brian
Piwek: 125,000 shares; Mitchell Goldstein: 100,000 shares; Peter Jueptner:
70,000 shares; John Metzger: 70,000 shares; Brenda Galgano: 50,000 shares; William Moss: 35,000 shares.

In addition, the Company made the following changes to Executive Compensation as of February 25, 2005:

o Amendment to the Company's employment contracts with Brian Piwek and Peter Jueptner to extend to, respectively, one year and nine months, the Good Reason for termination provisions relative to certain recent organizational changes, and to provide that in connection with such a departure by Mr. Piwek, his outstanding, unvested stock options would vest immediately and his SERP benefits be enhanced.

o Compensation increases for Mitchell Goldstein and Brenda Galgano, respectively, to $425,000 per year with a 60% annual management incentive plan target and to $250,000 per year with a 50% annual management incentive plan target.

o Approval to enter into an employment agreement with William Moss, Vice President and Treasurer, which includes an annual salary of $200,000 and certain severance benefits, including 12 months of salary, in the event he is terminated by the Company for other than cause.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 28, 2005


                               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                               By:    /s/ Mitchell P. Goldstein
                               -----------------------------------------------
                               Mitchell P. Goldstein, Executive Vice President, Chief Financial Officer & Secretary